UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2019, XpresSpa Group, Inc. (the “Company”) entered into an amendment (the “Warrant Amendment”) to its Class B Warrants, which were originally issued to certain holders on May 17, 2018, to purchase an aggregate of 178,931 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $12.40 per share (the “Class B Warrants”). All numbers reflect the impact of the one-for-twenty reverse stock split that became effective on February 22, 2019. Pursuant to the terms of the Warrant Amendment, the Class B Warrants are being amended in order to (i) extend the expiration date from May 17, 2019 to June 17, 2019 and (ii) modify the anti-dilution adjustment provision to remove the adjustment of the number of shares issuable pursuant to the Class B Warrants prior to receipt of stockholder approval. The form of the Warrant Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the Warrant Amendment described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

10.1	Form of First Amendment to Warrant to Purchase Common Stock, dated as of May 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: May 17, 2019	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer